Exhibit 10.11.1

People and Compensation Committee Res 02-09 - 9/18/02:

The People and Compensation Committee of the Board of Directors RESOLVES that:

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     Termination of Split Dollar Life Insurance Arrangements With Key Executives

     3. The split dollar life insurance arrangements between each of Messrs. Verfaillie, Fraley and Engelberg are hereby terminated.

     4. The Senior Vice President, Human Resources of the Company is hereby authorized, empowered, and directed to approve forms, terms or provisions of any documents as may be necessary or appropriate to carry out and effectuate the purpose and intent of the foregoing resolution.